UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

GridIron BioNutrients, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55852

(Commission File Number)

36-4797193

(IRS Employer Identification No.)

6991 East Camelback Rd., STE D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

(800) 570-0438

Registrant’s telephone number, including area code

__________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Statements

Statements in Exhibit 99.1 to this Current Report on Form 8-K may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, (vii) general industry and market conditions and growth rates, and general economic conditions, and (viii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2020, GridIron BioNutrients, Inc., a Nevada corporation (the “Company”) announced that it had entered into a Stock Purchase Agreement (the “Notis Stock Purchase Agreement”), effective January 24, 2020, with Notis Global, Inc., a Nevada corporation (“Notis Global”), pursuant to which Notis Global offered and sold offered 2,500,000,000 shares (the “Shares”) of common stock of Notis Global to the Company for consideration referenced in that certain Collaboration Agreement (the “Collaboration Agreement”), by and between the Company and Notis Global, dated January 24, 2020.

Under the Collaboration Agreement, the Company and Notis Global “will collaboratively explore and consider potential business opportunities for the parties within various segments of the hemp CBD supply chain including cultivation, extraction and purification and retail products.” Such collaboration is the consideration to be paid by Notis for the Shares.

Also effective January 24, 2020, EWSD 1, LLC, d/b/a/ Shi Farms, a Delaware limited liability company (“Shi Farms”) offered and sold to the Company that certain Amended and Restated 12.5% Original Issue Discount Promissory Note (the “Note”) to for $100,000. The Note is made in the principal sum of $112,500, and the Shi Farms shall repay its obligations under the Note to the Company in cash with the revenues (the “Revenues”) that Shi Farms bills and collects from its sales of derivative products of hemp planted and harvested in 2020 (the “2020 Derivative Products”), as follows: (i) an aggregate of 12.5% of the Revenues shall be paid to the Company in cash until the principal sum of $112,500 has been fully paid and thereafter (ii) an aggregate of 3.75% of the Revenues shall be paid to the Company until all of the 2020 Derivative Products have been sold. Shi Farms shall pay the Revenues within forty-five (45) calendar days after the end of each calendar quarter in which Shi Farms bills and collects Revenues from the 2020 Derivative Products. In the event that the Loan Balance has not been fully paid after all of the 2020 Derivative Products have been sold, Shi Farms shall repay to the Company in cash an aggregate of 12.5% of the Revenues that Shi Farms bills and collects from its sales of derivative products of hemp planted and harvested in future years until the principal sum of $112,500 has been repaid.

2

The Note also provides that Shi Farms shall pay to the Company an aggregate of 2.5% in cash of the revenues that Shi Farms bills and collects from its sales of derivative products of hemp planted and harvested in 2021, 2022, 2023, 2024, and 2025 (the “Future Royalty”). Future Royalty payments shall be made, on a calendar quarterly basis, thirty (30) days after the end of each calendar quarter, commencing with the first calendar quarter in which derivative product from hemp planted and harvested in the corresponding year is sold.

The Company shall be entitled to terminate its obligation under the Note to pay the Future Royalty with a cash payment to the Company (the “Termination Fee”). If Shi Farms terminates its obligation to pay the Future Royalty under the Note on or before January 21, 2021, then the Termination Fee shall $112,500, provided, however, Shi Farms’s termination rights shall not vest until November 15, 2021. If Shi Farms terminates its obligation to pay the Future Royalty after January 21, 2021 but on or before January 20, 2022, then the Termination Fee shall be $225,000. If Shi Farms terminates its obligation to pay the Future Royalty after the January 21, 2022, but on or before January 20, 2023), then the Termination Fee shall be $337,500.00. If Shi Farms terminates its obligation to pay the Future Royalty after January 21, 2023, then the Termination Fee shall be $450,000.

In connection with the offer and sale of the Note, Notis Global issued to the Company a Common Stock Purchase Warrant (the “Notis Global Warrant”), exercisable on January 24, 2020, to purchase 100,000 shares of common stock of the Company, an exercise price of $0.0001 per share, for a term ending on January 21, 2025.

In connection with the Collaboration Agreement, the Company and Shi Farms entered into a Supply Agreement (the “Supply Agreement”), dated January 27, 2020, pursuant to which Shi Farms agreed to sell the Company 30,000 pounds of hemp biomass at a purchase price of $5.00 per pound for a total purchase price of $150,000. The hemp biomass must contain a minimum of 6% total Cannabidiol (CBD/and or CBDA) and all hemp biomass must have less than 3% total TCH content. The hemp biomass must contain no contaminates that are above acceptable industry standards for processing hemp biomass including but not limited to: mold and mildew, non-hemp plant material, soil, insects, rodent droppings, wet or rotting material, heavy metals, residual pesticides or herbicides, or bacteria. Either party may terminate the Supply Agreement prior to delivery of the hemp biomass.

On January 27, 2020, the Company offered and sold to Cavalry Fund I LP that certain 10% Original Issue Discount 10% Convertible Redeemable Senior Secured Note Due July 27, 2020 (the “Cavalry Note”), in the principal sum of $550,000 for a purchase price of $499,500. The principal amount of $550,000 carries interest at a rate of 10% per annum, is due on July 27, 2020, and is convertible into shares of the Company’s common stock at a price for each share of common stock equal to the lower of $0.05 a share or a 35% discount to the lowest closing price of the Company’s common stock for the 10 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. The Company may prepay the Note (i) after February 28, 2020, with a payment equal to 115% of the sum of outstanding principal and interest, or (ii) upon receipt of a default notice from the holder of the Note, with a payment equal to 140% of the sum of outstanding principal and interest.

Effective January 28, 2020, the Company entered into a Stock Purchase Agreement (the “Grays Peak Stock Purchase Agreement”) with Grays Peak Ventures, pursuant to which it purchase 77,872,500 shares of common stock of the Company for a price of $0.0010273 per shares, for an aggregate purchase price of $80,000. The 77,872,500 shares represented approximately 51.0% of the issued and outstanding shares of common stock of the Company. The Company will return the 77,872,500 shares of common stock back to the authorized capital stock of the Company, the effect of which will be that Timothy Orr, the Company’s sole director and officer, will be the Company’s largest shareholder, holding approximately 35.5% of the issued and outstanding shares of common stock of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure with respect to the Cavalry Note in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

3

Item 5.01 Changes in Control of Registrant.

The disclosure with respect to the Grays Peak Stock Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 5, 2020, the Company issued a press release announcing that it has entered into the Collaboration Agreement and the Cavalry Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

4.1	10% Original Issue Discount 10% Convertible Redeemable Senior Secured Note Due July 27, 2020.
10.1	Stock Purchase Agreement, dated January 24, 2020, by and between the GridIron BioNutrients, Inc. and Notis Global, Inc., a Nevada corporation.
10.2	Collaboration Agreement, dated January 24, 2020, by and between the GridIron BioNutrients, Inc. and Notis Global, Inc., a Nevada corporation.
10.3	Supply Agreement, dated January 27, 2020, by and between the GridIron BioNutrients, Inc. and EWSD 1, LLC, d/b/a/ Shi Farms, a Delaware limited liability company.
10.4

Amended and Restated 12.5% Original Issue Discount Promissory Note (the “Note”), dated January 24, 2020, made by EWSD 1, LLC, d/b/a/ Shi Farms, a Delaware limited liability company, to GridIron BioNutrients, Inc.

10.5	Common Stock Purchase Warrant, dated January 24, 2020, made by Notis Global, Inc. to GridIron BioNutrients, Inc.
10.6	Stock Purchase Agreement, dated January 24, 2020, by and between the GridIron BioNutrients, Inc. and Grays Peak Ventures
99.1	Press release, dated February 5, 2020.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIDIRON BIONUTRIENTS, INC.

Date: February 5, 2020	By:	/s/ Timothy Orr
	Name:	Timothy Orr
	Title:	President

5